SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 31, 2001

Systemax Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-13792 (Commission File number)	11-3262067 (I.R.S. Employer Identification No.)

22 Harbor Park Drive, Port Washington, New York 11050
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

Item 5.   Other Events

           Systemax Inc. entered into an amendment, dated as of May 31, 2001, of its Revolving Credit Agreement, dated November 30, 2000, with Chase Manhattan Bank and The Bank of New York providing a credit facility of $70,000,000 to extend the term of the facility through June 15, 2001. The Company and Chase Bank have executed a nonbinding commitment letter for a three year syndicated revolving loan facility of up to $70 million and are currently negotiating the appropriate loan documents with an anticipated closing before June 15, 2001.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits 10.1.

Third Amendment, dated as of May 31, 2001, to Revolving Credit Agreement among Systemax Inc., certain Subsidiaries of Systemax Inc., The Chase Manhattan Bank, as Agent, and The Bank of New York, as Documentation Agent, dated November 30, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2001	Systemax Inc. By: /s/ Steven M. Goldschein Steven M. Goldschein Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 10.1

Description Of Exhibit

Third Amendment, dated as of May 31, 2001, to Revolving Credit Agreement among Systemax Inc., certain Subsidiaries of Systemax Inc., The Chase Manhattan Bank, as Agent, and The Bank of New York, as Documentation Agent, dated November 30, 2000.